Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-225624 and Amendment No. 1 to Registration Statement No. 333-225624 on Form S-3, and Registration Statement Nos. 333-218931, 333-232986, and 333-272527 on Form S-8 of our reports dated February 21, 2025, relating to the financial statements of Five Point Holdings, LLC and the effectiveness of Five Point Holdings, LLC's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 21, 2025